Exhibit 10.1

FORM OF UNIFIRST CORPORATION STOCK APPRECIATION RIGHT AWARD AGREEMENT
FOR EMPLOYEES

UNIFIRST CORPORATION

STOCK APPRECIATION RIGHT GRANTED
UNDER THE UNIFIRST CORPORATION
1996 STOCK INCENTIVE PLAN, AS AMENDED

Name of Grantee:
No. of Shares subject to Stock Appreciation Right:

Exercise Price per Share:

Grant Date: [___________, 2010]
Expiration Date: [___________, 2020]

Pursuant to the UniFirst Corporation 1996 Stock Incentive Plan (as amended from time-to-time, the “Plan”), UniFirst Corporation (the “Company”) hereby grants to the Grantee named above, during the period commencing on the Grant Date and ending on the Expiration Date, a Stock Appreciation Right (the “Stock Appreciation Right”) with respect to the number of shares of Common Stock, par value $.10 per share (the “Stock”) of the Company specified above at the Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.  This Stock Appreciation Right entitles the Grantee to the right to receive from the Company shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the Exercise Price multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, rounded down to the nearest whole share.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Plan.

1.
Vesting Schedule.  No portion of this Stock Appreciation Right may be exercised until such portion shall have vested.  Except as set forth below, and subject to the discretion of the Committee to accelerate the vesting schedule hereunder, this Stock Appreciation Right shall be vested and exercisable only as follows:  100 percent of the shares of Stock subject to this Stock Appreciation Right shall be vested on the fifth anniversary of the Grant Date, subject to the Grantee’s continued employment with the Company through such date.  Upon the occurrence of a Change of Control of the Company, this Stock Appreciation Right shall become fully vested and exercisable, whether or not this Stock Appreciation Right or any portion hereof is otherwise vested and exercisable at such time.

2.
Manner of Exercise.  The Grantee may exercise this Stock Appreciation Right by giving written notice of exercise to the Company specifying the number of shares of Stock underlying this Stock Appreciation Right to be exercised.  The Grantee shall thereupon be entitled to receive, subject to Section 6 hereof, the largest whole number of shares of Stock with a value closest to, but not in excess of, the product of (i) the Fair Market Value of a share of Stock on the date of exercise less the Exercise Price per share, multiplied by (ii) the number of shares of Stock underlying the Stock Appreciation Right that is being exercised.  The shares of Stock issued to the Grantee upon exercise of this Stock Appreciation Right shall be transferred to the Grantee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Committee as to such compliance shall be final and binding on the Grantee.  The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Appreciation Right unless and until this Stock Appreciation Right shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred such shares to be issued in connection with such exercise to the Grantee and the Grantee’s name shall have been entered as the stockholder of record on the books of the Company with respect to such number of shares.  Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such number of shares of Stock.

3.
Termination of Employment.  If the Grantee’s employment by the Company or a Subsidiary is terminated, (i) this Stock Appreciation Right shall (except as set forth in Section 3(c) hereof or as otherwise determined by the Committee in its sole authority and discretion) immediately cease to vest and the vested portion hereof may be subject to earlier termination as set forth below and (ii) the Grantee shall immediately forfeit the portion of the Stock Appreciation Right which is not vested and exercisable as of the date of such termination of employment.

(a)
Termination Due to Death.  If the Grantee’s employment terminates by reason of death, that portion of this Stock Appreciation Right which was vested and exercisable at the date of death may thereafter be exercised by the Grantee’s legal representative or legatee for a period of one year from the date of death or until the Expiration Date, if earlier.

(b)
Termination Due to Disability.  If the Grantee’s employment terminates by reason of Disability (as defined in the Plan), that portion of this Stock Appreciation Right which was vested and exercisable at the time of such termination may thereafter be exercised for a period of one year from the date of such termination or until the Expiration Date, earlier.

(c)
Termination Due to Normal Retirement. In connection with the Grantee’s Normal Retirement (as defined below), this Stock Appreciation Right shall be deemed to have fully vested and be exercisable as of the date of such Normal Retirement and shall continue to be exercisable until the Expiration Date.  For purposes of this Agreement, the date of the Grantee’s “Normal Retirement” shall mean the Grantee’s “Normal Retirement Date” as such term is defined in the Company’s Unfunded Supplemental Executive Retirement Plan (as amended from time-to-time), without regard to whether the Grantee is a participant in such plan.

(d)
Termination for Cause.  If the Grantee’s employment terminates for Cause, any Stock Appreciation Right (whether vested or unvested) held by the Grantee shall terminate immediately and be of no further force and effect.

(e)
Other Termination.  If the Grantee’s employment terminates for any reason other than death, Disability, or Cause, that portion of this Stock Appreciation Right which was vested and exercisable on the date of such termination may thereafter be exercisable for a period of three months from the date of termination or until the Expiration Date, if earlier.

The Committee’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and his or her representatives or legatees.  Any portion of this Stock Appreciation Right which terminates shall be of no further force and effect.

4.	Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Appreciation Right shall be subject to and governed by all the terms and conditions of the Plan.

5.
Nontransferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Appreciation Right is exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

6.
Tax Withholding. By exercising any portion of this Stock Appreciation Right, Grantee agrees that he or she shall, not later than the date as of which the exercise of this Stock Appreciation Right becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  Notwithstanding the foregoing, the Grantee acknowledges that the Company shall satisfy the foregoing withholding liability (but no more than the minimum required withholding liability) by withholding from the number of shares of Stock otherwise issuable pursuant to the exercise of the Stock Appreciation Right a number of shares of Stock with a Fair Market Value equal to such withholding liability.

7.	Miscellaneous.

(a)
Notice hereunder shall be given to the Company (attention to its Chief Financial Officer) at its principal place of business, and shall be given to the Grantee at his or her most recent address as maintained on the Company’s employment records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)	This Stock Appreciation Right does not confer upon the Grantee any rights with respect to continuance of employment by the Company or any Subsidiary.

UniFirst Corporation

By: /s/ Ronald D. Croatti
                          Ronald D. Croatti, Chief Executive Officer